UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

ANTERO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2021, Antero Resources Corporation (the “Company”) completed the previously announced private placement (the “Offering”) of $500,000,000 aggregate principal amount of its 8.375% Senior Notes due 2026 (the “Notes”), along with the related guarantees of the Notes (the “Guarantees”). With the completion of this Offering, the condition to the previously announced partial redemption of $350,000,000 aggregate principal amount of the Company’s 5.125% senior notes due 2022 has been satisfied, and such notes will be redeemed on January 16, 2021 in accordance with the previously issued Conditional Notice of Partial Redemption.

The Notes and Guarantees were issued pursuant to an indenture, dated as of January 4, 2021 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking transactions with the Company’s unrestricted affiliates, and limitations on asset sales.

The Notes are or will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by (i) the Company’s existing subsidiaries that guarantee the Company’s revolving credit facility and (ii) certain of the Company’s future subsidiaries.

On or after January 15, 2024, the Company may redeem all or, from time to time, part of the Notes at the redemption prices specified in the Indenture, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date. In addition, prior to January 15, 2024, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes, but in an amount not greater than the net cash proceeds of one or more equity offerings, at a redemption price of 108.375% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of such redemption. At any time prior to January 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), together with any accrued and unpaid interest to the date of such redemption. Upon the occurrence of a Change of Control (as defined in the Indenture), the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

The Notes and the Guarantees were issued and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Notes were resold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act. The Notes and Guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may only be offered or sold in the United States in transactions that are exempt from the registration requirements of the Securities Act and applicable state securities laws.

The summary of the Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT	DESCRIPTION
4.1	Indenture, dated as of January 4, 2021, by and among Antero Resources Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 8.375% Senior Note due 2026 (included in Exhibit 4.1).

99.1	Antero Resources Corporation press release, dated December 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: January 4, 2021

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